Entergy Corporation Consolidated
(In 000's)

                                              12/31/01

Common Stock                                       2,482
Paid In Capital                                4,662,704
Retained Earnings                              3,638,448
Cum For Currcy Trans                             (88,794)
Less Treasury Stk                               (758,820)
					      ----------
Common Equity                                  7,456,020

Preferred-w sink                                  26,185
Preferred-w/o sink                               334,337
Preference Stock                                       -
QUIPS                                            215,000
					      ----------
Total Prefered                                   575,522

Long-Term Debt                                 7,321,028
L-T Cap Leases                                   181,085
Current Cap Leases                               149,352
Current L-T debt                                 682,771
Notes Payable                                    351,018
					      ----------
Total Debt                                     8,685,254
					      ----------

Total Cap                                     16,716,796
                                              ==========

Equity                                             44.6%
Preferred                                           3.4%
Debt                                               52.0%
                                                  100.0%